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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIVIDEND CAPITAL TRUST INC.
(Exact Name of Registrant as Specified in Its Declaration of Trust)

Maryland (State of Organization)	82-0538520 (I.R.S. Employer Identification Number)
518 Seventeenth Street, Suite 1700 Denver, CO (Address of Principal Executive Offices)	80202 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and effective pursuant to General Instruction A.(c), please is A.(d), please check the following box ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates: 333-86234, 333-113170

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class to be Registered

Shares of common stock of Dividend Capital Trust Inc., par value $0.01 per share

Item 1. Description of Registrant's Securities to be Registered

        The information required by this Item 1 is set forth under the caption "Description of Securities—Common Stock" in the Registrant's prospectus dated April 16, 2004, as filed with the Commission on April 16, 2004, relating to Form S-3 (Registration No. 333-113170), covering the offer and sale of shares of the class of the securities to be registered hereby, which description is incorporated herein by reference.

Item 2. Exhibits

        The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIVIDEND CAPITAL TRUST INC.
April 29, 2004	By:	/s/ EVAN H. ZUCKER Name: Evan H. Zucker Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Dividend Capital Trust Inc. Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Dividend Capital Trust Inc.'s Current Report on Form 8-K dated November 21, 2003 and filed with the Commission on November 26, 2003).

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX